EXHIBIT 10.1

INVESTMENT BANKING AGREEMENT

This Agreement (the "Agreement") is entered into as of March 3, 2021 (the “Effective Date”) by and between WEED, Inc., a Nevada corporation (the “Company”) and Great Point Capital, LLC, an Illinois limited liability company (“GPC”) (collectively, the “Parties”), and supersedes in its entirety that certain letter agreement dated February 16, 2021 between the Parties.

Pursuant to the Agreement, GPC shall serve as a nonexclusive investment banker (the "Services") for the Company, in connection with the identification of investors who are interested in funding any portion of the following capital needs of the company (the “Raise”): Up to $40.0 million of financing, Reg A+.

The terms of the Raise shall be mutually agreed upon by the Company and the investors and nothing herein implies that GPC has the power or authority to bind the Company or in any way obligate the Company to issue any Securities or complete a Securities Offering. The Company expressly acknowledges and agrees that GPC obligations hereunder are on a reasonable, best efforts basis, only, and that the execution of this Agreement does not constitute a commitment by GPC to find investors or secure any financing on behalf of the Company.

A.        Fees and Expenses. In connection with the Services described above, the Company shall compensate GPC as follows:

1. Placement Fee. The Company shall pay to GPC as its agent a cash placement fee (the “Placement Agent's Fee”) equal to 2% (two percent) of the investor capital raised by GPC. The Placement Agent's Fee shall be paid from the gross proceeds of the funds raised at each respective closing (the “Closing Event”). Closings will occur periodically under this Security Offering.

2. Equity. As additional consideration for the Services, the Company shall issue a one-time payment of one hundred twenty-thousand (120,000) shares of the Company’s common stock (the “GPC Equity”) to GPC or its designee(s) upon execution of this agreement, which shares shall be "Restricted Securities" pursuant to the provisions of Rule 144. All stock is non-cancellable and to be deemed fully earned, issued and non-assessable as of the date of this Agreement. The Company shall deliver the Share Fee shares no later than five (5) days from execution of this agreement. Consultant acknowledges that the receipt of the shares involves a high degree of risk and further acknowledges that it can bear the economic risk of receiving the shares, which may include the total loss of its compensation.

3. Expenses. In addition to any fees payable to GPC hereunder, the Company hereby agrees to pay to or reimburse GPC for all reasonable expenses incurred by GPC related to the Raise up to the aggregate sum of $2,500 (the “Unapproved Expense Limit”). Expenses beyond the Unapproved Expense Limit will be paid or reimbursed by Company only with its prior approval.

B.        Term and Termination of Engagement. The term (the “Term”) of GPC's engagement will begin on the Effective Date and end on the earlier of the consummation of the Raise or 15 days after the receipt by either party hereto of written notice of termination; provided that no such notice may be given by the Company for a period of 45 days after the date hereof. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification, contribution and the Company's obligations to pay fees and reimburse expenses contained herein will survive any expiration or termination of this Agreement. Prior to commencement of the Offering, if requested by GPC, the Company and GPC shall enter into a mutually acceptable placement agent agreement in usual and customary form, which shall supersede and replace this Agreement in full if so executed.

C.        Use Of Information. The Company will furnish GPC such written information as GPC reasonably requests in connection with the performance of its services hereunder. The Company understands, acknowledges and agrees that, in performing its services hereunder, GPC will use and rely entirely upon such information as well as publicly available information regarding the Company and other potential parties to an Offering and that GPC does not assume responsibility for independent verification of the accuracy or completeness of any information, whether publicly available or otherwise furnished to it, concerning the Company or otherwise relevant to an Offering, including, without limitation, any financial information, forecasts or projections considered by GPC in connection with the provision of its services.

D.       Confidentiality. In the event of the consummation or public announcement of any Offering, GPC shall have the right to disclose its participation in such Offering, including, without limitation, the placement at its cost of “tombstone” advertisements in financial and other newspapers and journals, upon the approval of Company and Broker of Record. GPC agrees not to use any confidential information concerning the Company provided to GPC by the Company for any purposes other than those contemplated under this Agreement.

E.        Securities Matters. The Company shall be responsible for any and all compliance with the securities laws applicable to it and the conduct of the Offering., including Regulation A and the Securities Act of 1933, as amended (the "Securities Act"), and unless otherwise agreed in writing, all state securities ("blue sky") laws. The Company shall pay all expenses and filing fees in connection with compliance with blue sky laws. GPC agrees to cooperate with counsel to the Company in that regard. The Company and its counsel shall make all required filings on a timely basis and provide copies of such to GPC.

F.         Indemnity.

1. In connection with the Company's engagement of GPC as placement agent, the Company hereby agrees to indemnify and hold harmless GPC and its affiliates, and the respective controlling persons, directors, officers, shareholders, agents and employees of any of the foregoing (collectively the "Indemnified Persons"), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel), as incurred, (collectively a "Claim"), that are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with the Company's engagement of GPC, or (iii) otherwise relate to or arise out of GPC's activities on the Company's behalf under GPC's engagement, and the Company shall reimburse any Indemnified Person for all expenses (including the reasonable fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. The Company will not, however, be responsible for any Claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of any person seeking indemnification for such Claim. The Company further agrees that no Indemnified Person shall have any liability to the Company for or in connection with the Company's engagement of GPC except for any Claim incurred by the Company as a result of such Indemnified Person's gross negligence or willful misconduct. The Company further agrees that it will not, without the prior written consent of GPC, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such Claim.

2. Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify the Company in writing of such complaint or of such assertion or institution but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. If the Company so elects or is requested by such Indemnified Person, the Company will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of the fees and expenses of such counsel. In the event, however, that legal counsel to such Indemnified Person reasonably determines that having common counsel would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and the Company, and legal counsel to such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to the Company, then such Indemnified Person may employ its own separate counsel to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if the Company fails timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Party shall have the right, but not the obligation, to defend, contest, compromise, settle, assert cross claims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by the Company therefor, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof. In addition, with respect to any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in such Claim and to retain his, her or its own counsel therefore at his, her or its own expense.

3. The Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason then (whether or not GPC is the Indemnified Person), the Company and GPC shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and GPC on the other, in connection with GPC's engagement referred to above, subject to the limitation that in no event shall the amount of GPC's contribution to such Claim exceed the amount of fees actually received by GPC from the Company pursuant to GPC's engagement. The Company hereby agrees that the relative benefits to the Company, on the one hand, and GPC on the other, with respect to GPC's engagement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by the Company or its stockholders as the case may be, pursuant to the Offering (whether or not consummated) for which GPC is engaged to render services bears to (b) the fee paid or proposed to be paid to GPC in connection with such engagement.

4. The Company's indemnity, reimbursement and contribution obligations under this Agreement (a) shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Party may have at law or at equity and (b) shall be effective whether or not the Company is at fault in any way.

H.        Limitation of Engagement to the Company. The Company acknowledges that GPC has been retained only by the Company, that GPC is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company's engagement of GPC is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against GPC or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), employees or agents. Unless otherwise expressly agreed in writing by GPC, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of GPC, and no one other than the Company is intended to be a beneficiary of this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by GPC to the Company in connection with GPC's engagement is intended solely for the benefit and use of the Company's management and directors in considering a possible Offering, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose. GPC shall not have the authority to make any commitment binding on the Company. The Company, in its sole discretion, shall have the right to reject any investor introduced to it by GPC. The Company agrees that it will perform and comply with the covenants and other obligations set forth in the purchase agreement and related transaction documents between the Company and the investors in the Offering, and that GPC will be entitled to rely on the representations, warranties, agreements and covenants of the Company contained in such purchase agreement and related transaction documents as if such representations, warranties, agreements and covenants were made directly to GPC by the Company.

I.       Limitation of GPC's Liability to the Company. GPC and the Company further agree that neither GPC nor any of its affiliates or any of its or their respective officers, directors, controlling persons (within the meaning of Section IS of the Securities Act or Section 20 of the Exchange Act), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the Services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by GPC and that are finally judicially determined to have resulted solely from the gross negligence or willful misconduct of GPC.

J. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona applicable to agreements made and to be fully performed therein without reference to its choice of law provisions. Any disputes that arise under this Agreement, including after the termination of this Agreement, will be heard only in the state or federal courts located in the City of Tucson, County of Pima, State of Arizona. The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts in the City of Tucson, County of Pima, State of Arizona, and the parties hereto expressly waive any rights they may have to contest the jurisdiction, venue or authority of any court sitting therein. In the event of the bringing of any action, or suit by a party hereto against the other party hereto, arising out of or relating to this Agreement, the party in whose favor the final judgment or award shall be entered shall be entitled to have and recover from the other party the costs and expenses incurred in connection therewith, including its reasonable attorneys' fees. Any rights to trial by jury with respect to any such action, proceeding or suit are hereby NOT waived by GPC and the Company.

K.  Notices. All notices hereunder will be in writing and sent by e-mail, certified mail, hand delivery, overnight delivery or fax to the addresses set forth below the signature of the Parties. Notices sent by certified mail shall be deemed received five days thereafter, notices sent by hand delivery or overnight delivery shall be deemed received on the date of the relevant written record of receipt, and notices delivered by email shall be deemed received as of the date and time emailed, provided recipient has acknowledged receipt of the email.

L.            Miscellaneous. The Company represents that it is free to enter into this Agreement and the transactions contemplated hereby, that it will act in good faith, and that it will not hinder GPC's efforts hereunder. This Agreement shall not be modified or amended except in writing signed by GPC and the Company. This Agreement shall be binding upon and inure to the benefit of GPC and the Company and their respective assigns, successors, and legal representatives. This Agreement constitutes the entire agreement of GPC and the Company, and supersedes any prior agreements, with respect to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of the Agreement shall remain in full force and effect. This Agreement may be executed in counterparts (including facsimile or .pdf counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by duly authorized representatives of the parties as of the date hereof.

For GPC:

GREAT POINT CAPITAL LLC,

An Illinois limited liability company

/s/ John Neppel

By: John Neppel

Its: Principal

Notification Address:

Great Point Capital LLC

Attn: Joseph J. Ransdell

Director of Private Equity

200 West Jackson Ave.

Suite 1000

Chicago, IL 60606

jransdell@gpcchi.com

For Company:

WEED, Inc., a Nevada corporation

/s/ Glenn E. Martin

By: Glenn E. Martin

Its: Chief Executive Officer

Notification Address:

WEED, Inc.

Attn: Glenn E. Martin, CEO

4920 N. Post Trail

Tucson, AZ 85750

glenn@WEEDincUSA.com

with a copy to:

Feinstein Law, P.C.

111 Madrona Way

Sequim, WA 98382

Attorney@feinsteinlawfirm.com

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